SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 14, 2004



                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)




    Massachusetts                  001-07172                     13-2755856
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(State or other              (Commission file No.)             (IRS Employer
  jurisdiction of                                                  I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
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      (Address of principal executive offices)              (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------


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Item 5.   Other Events and Reported FD Disclosure.

         At its June 14, 2004 Trustee's Meeting, the Board of Trustees of the registrant increased the size of the Board from seven trustees to nine trustees and elected Kenneth F. Bernstein and Matthew J. Gould to the Board of Trustees; Kenneth Bernstein as a Class III trustee and Matthew J. Gould as a Class II trustee, both to hold office until the 2005 Annual Meeting or until their respective successors are elected and shall qualify.

         Kenneth F. Bernstein, 42 years old, has been Chief Executive Officer of Acadia Realty Trust since January 2001 and President since August 1998. Acadia Realty Trust, a self-managed and self-administered real estate investment trust, focuses on the ownership, acquisition, redevelopment and management of neighborhood and community shopping centers.

         Matthew J. Gould, 44 years old, is a Senior Vice President of BRT Realty Trust (has been a Vice President since 1986) and served as a trustee from March 2001 until March 15, 2004. Mr. Gould is President of Georgetown Partners, Inc., managing general partner of Gould Investors L.P., a limited partnership primarily engaged in the ownership and operation of real properties. He served as President and Chief Executive Officer of One Liberty Properties, Inc., a real estate investment trust which invests in commercial real estate, primarily net leased properties, from 1989 to December 1999 and became a Senior Vice President and Director of One Liberty Properties, Inc. in December 1999.

         The Nominating and Corporate Governance Committee and the Board of Trustees of the registrant have determined that Mr. Bernstein qualifies as an "independent director" under the New York Stock Exchange Governance Rules and that Mr. Gould does not qualify as an "independent director". In considering Mr. Bernstein's independence, the Committee and the Board considered the fact that the registrant owns as an investment 13,300 shares of common stock of Acadia Realty Trust, which it purchased in open market transactions. A majority of Trustees of registrant have been determined by the Nominating and Corporate Governance Committee and the Board of Trustees to qualify as independent directors under the New York Stock Exchange Corporate Governance Rules.

         On September 22, 2003 the registrant announced in a press release that it was in the process of organizing and seeking regulatory approval to organize a "de novo" bank as a taxable REIT subsidiary. At its June 14, 2004 Trustee's Meeting, the Board of Trustees determined not to pursue this activity at this time.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                BRT REALTY TRUST



Date:     June 15, 2004         By:  /s/ Simeon Brinberg
                                -----------------------------------
                                Simeon Brinberg
                                Secretary